Welcome to
Monday Night Football
on Market Street!

Creating Communities in Our Properties™

WHITESTONE REIT

Randalls

Supplemental Operating & Financial Data

For the Quarter ended December 31, 2017

STARBUCKS COFFEE
8912

WSR
LISTED
NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a self-managed fully integrated real estate investment trust that primarily
Common Shares	owns, manages and redevelops high quality retail properties which we refer to as Community Centered
Properties®. As of December 31, 2017, we wholly owned 59 Community Centered Properties® with
59 Community Centers	approximately 5.0 million square feet of gross leasable area, located in six of the top markets in the United States in
5.0 Million Sq. Ft. of gross	terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix and San Antonio.
leasable area	Headquarted in Houston, Texas, we were founded in 1998. We also owned a majority interest in and managed 14
1,324 tenants	properties with approximately 1.5 million square feet of gross leasable area through our investment in Pillarstone
Capital REIT Operating Partnership LP (“Pillarstone OP”).

6 Top Growth Markets	We focus on value creation in our properties, as we market, lease and manage our properties. We invest in
Austin	properties that are or can become Community Centered Properties® from which our tenants deliver needed services
Chicago	to the surrounding community. We focus on properties with smaller rental spaces that present opportunities for
Dallas-Fort Worth	attractive returns.
Houston
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
San Antonio	respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional
Fiscal Year End	commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
12/31	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Common Shares: 39.2 Million	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Operating Partnership Units:	than 3,000 square feet) and, as of December 31, 2017 provided a 42% premium rental rate compared to our larger
1.1 Million	space tenants. The largest of our 1,324 tenants at our wholly owned properties comprised only 2.9% of our annualized base rental revenues for the three months ended December 31, 2017.
Distribution (per share / unit):
Quarter: $ 0.2850	Investor Relations:
Annualized: $ 1.1400	Whitestone REIT			ICR Inc.
Dividend Yield: 9.2%**	Kevin Reed, Director of Investor Relations			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita Berry	website: www.whitestonereit.com
Donald F. Keating
Najeeb A. Khan	Analyst Coverage:
Paul T. Lambert	Hilliard Lyons	JMP Securities	Ladenburg Thalmann	Maxim Group
Jack L. Mahaffey	Carol L. Kemple	Mitch Germain	Daniel P. Donlan	Michael Diana
James C. Mastandrea	502.588.1839	212.906.3546	212.409.2056	212.895.3641
David F. Taylor	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com	mdiana@maximgrp.com
Trustee Emeritus:
Daniel G. DeVos	Robert W. Baird & Co.	SunTrust Robinson Humphrey	Wunderlich Securities, Inc.
	RJ Milligan	Ki Bin Kim, CFA	Craig Kucera
* As of February 28, 2018	813.273.8252	212.303.4124	540.277.3366
** Based on common share price	rjmilligan@rwbaird.com	kibin.kim@suntrust.com	ckucera@wundernet.com
of $12.34 as of close of market on
February 28, 2018.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Whitestone REIT Reports Fourth Quarter and Full Year 2017 Results
-Operating Portfolio Occupancy for 2017 Increases 80 Basis Points to 90.5% from 2016-
-Annualized Base Rent per Leased Squared Foot Grows 8.6% to $18.82 from 2016 -
-2017 Full Year Net Income of $0.22 per Share-
-2017 Full Year Funds From Operations Core of $1.25 per Share-
-Provides 2018 Guidance-

HOUSTON, March 1, 2018 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the fourth quarter and year ended December 31, 2017. Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “Ecommerce-resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s mix of national, regional and local tenants provide daily necessities, needed services and entertainment not typically readily available online to their respective communities.

Highlights

All per share amounts presented are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Fourth Quarter 2017 Compared to Fourth Quarter 2016:

•	19.3% growth in revenues to $33.8 million

•	Net income attributable to Whitestone REIT of $1.9 million and $0.05 per share compared to $0.5 million and $0.01 per share

•	19.0% increase in net operating income (“NOI”) to $22.3 million

•
Same store NOI growth in wholly owned portfolio of 0.1%, 2.2% when adjusting for retenanting and non-recoverable property marketing expenses. Same store NOI growth including consolidated partnership properties of (0.2%), 1.7% when adjusting for retenanting an non-recoverable property marketing expenses.

•	46.7% improvement in Funds from Operations (“FFO”) to $9.1 million and 10% on a per share basis to $0.22

•	14.3% increase in FFO Core to $12.2 million or $0.30 per share compared to $10.6 million or $0.34 per share

Full Year 2017 Compared to Full Year 2016:

•	20.6% growth in revenues to $126.0 million

•	Net income attributable to Whitestone REIT of $8.3 million and $0.22 per share compared to $7.9 million and $0.26 per share

•	19.2% growth in NOI to $83.8 million

•	Same store NOI growth in wholly owned portfolio up 2.6% and 1.4% including consolidated partnership properties

•	29.6% increase in FFO to $35.0 million or 2.2% on a per share basis to $0.93

•	19.6% growth in FFO Core to $47.1 million or $1.25 per share compared to $39.4 million or $1.34 per share

•	Total occupancy, including operating properties, development properties and consolidated partnership properties, of 88.0%, up 120 basis points

•	7.0% increase in rental rates on new and renewal leases on a GAAP basis

“2017 marked another year of strong performance," commented James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT. "While fourth quarter and full year same property NOI growth was slower than previous periods, due primarily to retenanting and non-recoverable property marketing costs, we expect that the expenditures will result in stronger NOI growth in 2018. We believe that our high-quality properties, simple and transparent capital structure, well-aligned business model and efficient infrastructure will allow us to continue to expand profitably. While there will be variability quarter-to-quarter and year-to-year, our proven approach allows us to maximize property income, deliver predictable dividends, provide inflation protection from rising interest rates, and ultimately continue to drive long-term shareholder value."

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of December 31, 2017, Whitestone wholly owned 59 Community Centered Properties® with 5.0 million square feet of gross leasable area ("GLA"). Whitestone’s retail Community Centered Properties® are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (17) and the greater Phoenix metropolitan area (27). In addition to being business friendly, the Texas and Arizona markets are among the top in the country in terms of size, economic strength and population growth. Between 2017 and 2022, all of these cities are expected to experience significant population growth, led by Austin at +9.7%, San Antonio at +8.6%, Dallas-Fort Worth at +9.7%, Houston at 8.0% and Phoenix at +6.6% (1). We believe that the Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership, L.P.

At the end of the fourth quarter, the Company's diversified tenant base in our wholly-owned properties was comprised of 1,266 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the fourth quarter, the leasing team signed 94 leases totaling 264,085 square feet in new, expansion and renewal leases, compared to 98 leases totaling 257,395 square feet in the fourth quarter of 2016. The total lease value added during the quarter was $14.8 million compared to $20.0 million during the same period last year. For the full year, total lease value added was $71.2 million compared to $77.0 million in 2016.

The Company's total operating portfolio occupancy, excluding development and non wholly-owned properties, was 90.5% at year-end.

Acquisition Activity in 2017:

Eldorado Plaza

On May 3, 2017, the Company completed the acquisition of Eldorado Plaza, located in McKinney, Texas, for $46.6 million. Eldorado Plaza is located on the north end of the Dallas “Platinum Corridor.” This Class-A lifestyle center contains 221,577 square feet of leasable space. As of December 31, 2017, Eldorado Plaza was 96% leased.

BLVD Place

On May 26, 2017, the Company completed the acquisition of BLVD Place, a Class-A retail center located in the affluent and fast-growing Uptown community of Houston, Texas, one of the largest business districts in the United States, for a purchase price of $158.0 million. This Class-A lifestyle center, includes 216,944 square feet of leasable space and approximately 1.43 acres of developable land. As of December 31, 2017, BLVD Place was 100% leased.

Disposition Activity:

On February 27, 2018, we completed the sale of Bellnott Square, located in Houston, Texas, for $4.7 million. This disposition was pursuant to our strategy of recycling capital by disposing of Non-Core Properties, primarily properties that we owned at the time our current management team assumed the management of the Company, that do not fit our Community Centered Property strategy. We expect to record a gain on sale of approximately $0.3 million in 2018.

Development Activity in 2017:

During 2017, the Company invested $17.6 million of capital improvements in its portfolio, including development of Pinnacle of Scottsdale Phase II, a 27,063 square foot Community Centered Property® located in Scottsdale, Arizona and Shops at Starwood Phase III, a 35,351square foot Community Centered Property® located in Frisco, Texas. Pinnacle of Scottsdale Phase II and Shop at Starwood Phase III were 91% and 71% occupied, respectively, at year-end.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $229.1 million, or 24.9%, to $1.149 billion at December 31, 2017 compared to December 31, 2016.

Liquidity, Debt and Credit Facility:

At December 31, 2017, 49 of the Company’s wholly-owned 59 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $735.7 million. At December 31, 2017 the Company had total real estate debt of $659.1 million, of which $426.9 million, or approximately 65%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the fourth quarter was 3.9% and the weighted average remaining term was 5.3 years.

At quarter end, Whitestone had $7.8 million of cash available on its balance sheet and $67.8 million of available capacity under its credit facility, before the $200 million accordion option.

Dividend

On December 14, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2018, to be paid in three equal installments of $0.095 in January, February and March of 2018.

2018 FINANCIAL GUIDANCE (all amounts in thousands, except shares, per share numbers and percentages)

		Projected Range
	Actual	Full Year 2018
	2017	Low	High
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.22	$0.27	$0.32
FFO per common share and OP unit - diluted	$0.93	$0.96	$1.01
FFO Core per common share and OP unit - diluted	$1.25	$1.19	$1.24

Operating Assumptions
Same Store NOI growth - wholly owned properties	2.6%	2.5%	3.7%
Same Store NOI growth - Consolidated Partnership	(6.6)%	(2.0)%	2.0%
Same Store NOI growth - all properties	1.4%	2.0%	3.5%

Ending occupancy - wholly owned properties	90.2%	90.5%	91.5%
Ending occupancy - Consolidated Partnership	80.5%	80.5%	81.5%
Ending occupancy - all properties	88.0%	88.2%	89.2%

General and administrative expense (excluding acq cost) as a % of total property revenue	17.7%	16.3%	15.5%

Net debt to adjusted EBITDA - Year End	8.56X	8.40X	8.20X
Average interest rate on all debt	3.8%	4.1%	4.1%
Weighted average shares and OP units	37,343	41,672	41,672

The following table outlines the key factors impacting 2018 FFO and FFO Core ranges, and accounts for the difference from the Company's 2017 reported FFO and FFO Core:

	FFO		FFO Core
	Low	High	Low	High
Actual - 2017	$0.93	$0.93	$1.25	$1.25

2017 Transactional activity (acquisition costs)	0.02	0.02	—	—
Same Store NOI Growth	0.03	0.06	0.03	0.06
Interest rate increase	(0.03)	(0.03)	(0.03)	(0.03)
Non-cash share based compensation	0.07	0.07	—	—
Cash compensation	(0.06)	(0.04)	(0.06)	(0.04)

Guidance - 2018	$0.96	$1.01	$1.19	$1.24

This guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release. Please refer to the “2018 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2018 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

RECONCILIATION OF NON-GAAP MEASURES - 2018 FINANCIAL GUIDANCE (per diluted common share and OP unit)
		Projected Range
	Actual	Full Year 2018
Guidance:	2017	Low	High
Net income attributable to Whitestone REIT	$0.22	$0.27	$0.32

Adjustments to reconcile net income to FFO(3):
Depreciation expense, amortization, gain on disposal of assets	0.70	0.68	0.68
(Gain) loss on sale or disposal of assets or properties	—	—	—
Net income attributable to redeemable operating partnership	0.01	0.01	0.01
FFO	$0.93	$0.96	$1.01

Adjustments to reconcile FFO to FFO Core:
Acquisition pursuit and transaction costs	0.04	0.02	0.02
Share based compensation expense	0.28	0.21	0.21
FFO Core	$1.25	$1.19	$1.24

(3)	Includes pro-rata share attributable to Pillarstone OP.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Friday, March 2, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Toll-Free Number (for domestic participants):    (800) 263-0877
Toll Number (for international participants):        (323) 794-2094

The conference call will be recorded and a telephone replay will be available through March 16, 2018. Replay access information is as follows:

Toll-Free Number (for domestic participants):    (844) 512-2921
Toll Number (for international participants):        (412) 317-6671
Pass Code (for all participants):            1228081

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The fourth quarter and full year earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s mix of national, regional and local tenants provides daily necessities, needed services and entertainment not typically readily available online to their respective communities. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. As of February 28, 2018, Whitestone's total shareholder return ranks #1 of 17, #2 of 17, and #4 of 15, of the U.S. public shopping center REITs for the one-year, three-year, and five-year periods, respectively (2). Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses, including in connection with the recent proposed nomination of trustees by a shareholder of the Company; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including the impact of the Tax Cuts and Jobs Act of 2017; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

(1)Source: Claritas, April 2017
(2) Whitestone REIT's total shareholder return as compared to its peers according to the SNL Public REIT Market Data based on closing prices on February 28, 2018. One-year and three-year peer groups include Regency Centers Corp., Cedar Realty Trust Inc., Retail Opportunity Investments, Weingarten Realty Investors, Saul Centers Inc., Urban Edge Properties, Federal Realty Investment, Urstadt Biddle Properties Inc., Ramco-Gershenson Properties, Retail Properties of America, Kite Realty Group Trust, Acadia Realty Trust, Wheeler REIT Inc., Brixmor Property Group Inc., Kimco Realty Corp., and DDR Corp. Urban Edge Properties and Brixmor Property Group are not included in the five-year period because they were not listed as of the beginning of the five-year period.

Whitestone REIT Contacts:
Investors Contact:
Kevin Reed
Director of Investor Relations
(713) 435-2219
kreed@whitestonereit.com

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel
(212) 355-4449
Or
Amy Feng
(415) 869-3950

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	December 31, 2017	December 31, 2016
ASSETS
Real estate assets, at cost
Property	$1,149,454	$920,310
Accumulated depreciation	(131,034)	(107,258)
Total real estate assets	1,018,420	813,052
Cash and cash equivalents	7,817	4,168
Restricted cash	205	56
Marketable securities	32	517
Escrows and acquisition deposits	10,104	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	23,504	19,951
Unamortized lease commissions and loan costs	8,422	8,083
Prepaid expenses and other assets	3,228	2,762
Total assets	$1,071,732	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$659,068	$544,020
Accounts payable and accrued expenses	35,995	28,692
Tenants' security deposits	6,885	6,125
Dividends and distributions payable	11,466	8,729
Total liabilities	713,414	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,221,773 and 29,468,563 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	38	29
Additional paid-in capital	521,314	396,494
Accumulated deficit	(176,684)	(141,695)
Accumulated other comprehensive gain	2,936	859
Total Whitestone REIT shareholders' equity	347,604	255,687
Noncontrolling interests:
Redeemable operating partnership units	10,800	11,941
Noncontrolling interest in Consolidated Partnership	(86)	15
Total noncontrolling interests	10,714	11,956
Total equity	358,318	267,643
Total liabilities and equity	$1,071,732	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2017	2016	2015
Property revenues
Rental revenues	$94,568	$80,068	$71,843
Other revenues	31,391	24,369	21,573
Total property revenues	125,959	104,437	93,416

Property expenses
Property operation and maintenance	24,213	19,709	18,698
Real estate taxes	17,897	14,383	12,637
Total property expenses	42,110	34,092	31,335

Other expenses (income)
General and administrative	23,949	23,922	20,312
Depreciation and amortization	27,240	22,457	19,761
Interest expense	23,651	19,239	14,910
Interest, dividend and other investment income	(410)	(429)	(313)
Total other expense	74,430	65,189	54,670

Income before gain (loss) on sale or disposal of properties or assets and income taxes	9,419	5,156	7,411

Provision for income taxes	(386)	(289)	(372)
Gain on sale of properties	16	3,357	—
Loss on sale or disposal of assets	(183)	(96)	(185)
Income from continuing operations	8,866	8,128	6,854

Income from discontinued operations	—	—	11
Income from discontinued operations	—	—	11

Net income	8,866	8,128	6,865

Redeemable operating partnership units	254	182	116
Non-controlling interests in Consolidated Partnership	278	15	—
Less: Net income attributable to noncontrolling interests	532	197	116

Net income attributable to Whitestone REIT	$8,334	$7,931	$6,749

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2017	2016	2015
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.25
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.25
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.24
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.22	$0.26	$0.24

Weighted average number of common shares outstanding:
Basic	35,428	27,618	24,631
Diluted	36,255	28,383	25,683

Distributions declared per common share / OP unit	$1.1400	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$8,866	$8,128	$6,865

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	2,022	929	46
Unrealized gain (loss) on available-for-sale marketable securities	118	82	(85)

Comprehensive income	11,006	9,139	6,826

Less: Net income attributable to noncontrolling interests	532	197	116
Less: Comprehensive gain (loss) attributable to noncontrolling interests	63	23	(1)

Comprehensive income attributable to Whitestone REIT	$10,411	$8,919	$6,711

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$25,371	$21,153	$94,568	$80,068
Other revenues	8,460	7,212	31,391	24,369
Total property revenues	33,831	28,365	125,959	104,437

Property expenses
Property operation and maintenance	7,240	5,328	24,213	19,709
Real estate taxes	4,309	4,311	17,897	14,383
Total property expenses	11,549	9,639	42,110	34,092

Other expenses (income)
General and administrative	6,351	7,455	23,949	23,922
Depreciation and amortization	7,304	6,095	27,240	22,457
Interest expense	6,493	5,018	23,651	19,239
Interest, dividend and other investment income	(29)	(90)	(410)	(429)
Total other expense	20,119	18,478	74,430	65,189

Income before gain (loss) on sale or disposal of properties or assets and income taxes	2,163	248	9,419	5,156

Provision for income taxes	(90)	(42)	(386)	(289)
Gain on sale of properties	—	467	16	3,357
Loss on sale or disposal of assets	(48)	(106)	(183)	(96)

Net income	2,025	567	8,866	8,128

Redeemable operating partnership units	54	20	254	182
Non-controlling interests in Consolidated Partnership	50	15	278	15
Less: Net income attributable to noncontrolling interests	104	35	532	197

Net income attributable to Whitestone REIT	$1,921	$532	$8,334	$7,931

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.01	$0.22	$0.26
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.01	$0.22	$0.26

Weighted average number of common shares outstanding:
Basic	38,460	28,834	35,428	27,618
Diluted	39,353	29,486	36,255	28,383

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income

Net income	$2,025	$567	$8,866	$8,128

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	1,898	7,891	2,022	929
Unrealized gain on available-for-sale marketable securities	92	62	118	82

Comprehensive income	4,015	8,520	11,006	9,139

Less: Net income attributable to noncontrolling interests	104	35	532	197
Less: Comprehensive gain attributable to noncontrolling interests	55	289	63	23

Comprehensive income attributable to Whitestone REIT	$3,856	$8,196	$10,411	$8,919

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Year Ended December 31,
	2017	2016	2015
Cash flows from operating activities:
Net income from continuing operations	$8,866	$8,128	$6,854
Net income from discontinued operations	—	—	11
Net income	8,866	8,128	6,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,240	22,457	19,761
Amortization of deferred loan costs	1,283	1,554	1,212
Amortization of notes payable discount	508	391	295
Loss (gain) on sale of marketable securities	91	—	(44)
Loss (gain) on sale or disposal of assets and properties	167	(3,261)	185
Bad debt expense	2,340	1,585	1,974
Share-based compensation	10,410	10,231	7,337
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(3,484)	48	(2,576)
Accrued rent and accounts receivable	(5,893)	(6,070)	(5,606)
Unamortized lease commissions	(2,864)	(2,638)	(1,918)
Prepaid expenses and other assets	536	1,047	394
Accounts payable and accrued expenses	999	4,837	7,419
Tenants' security deposits	760	871	882
Net cash provided by operating activities	40,959	39,180	36,169
Net cash provided by operating activities of discontinued operations	—	—	11
Cash flows from investing activities:
Acquisitions of real estate	(125,468)	(60,616)	(147,950)
Additions to real estate	(17,575)	(22,036)	(12,719)
Proceeds from sales of properties	26	6,897	—
Proceeds from sales of marketable securities	513	—	496
Net cash used in investing activities	(142,504)	(75,755)	(160,173)
Net cash used in investing activities of discontinued operations	—	—	—
Cash flows from financing activities:
Distributions paid to common shareholders	(40,472)	(31,911)	(28,457)
Distributions paid to OP unit holders	(1,241)	(729)	(489)
Distributions paid to noncontrolling interest in Consolidated Partnership	(379)	—	—
Proceeds from issuance of common shares, net of offering costs	118,412	30,014	49,649
Net proceeds from credit facility	45,600	59,000	107,500
Repayments of notes payable	(11,543)	(14,335)	(2,847)
Payments of loan origination costs	(695)	—	(1,534)
Change in restricted cash	(149)	65	(121)
Repurchase of common shares	(4,339)	(3,948)	(1,357)
Net cash provided by financing activities	105,194	38,156	122,344
Net cash provided by financing activities of discontinued operations	—	—	—
Net increase (decrease) in cash and cash equivalents	3,649	1,581	(1,649)
Cash and cash equivalents at beginning of period	4,168	2,587	4,236
Cash and cash equivalents at end of period	$7,817	$4,168	$2,587

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2017	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$22,541	$18,287	$13,470
Cash paid for taxes	$337	$284	$315
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$1,036	$690	$57
Financed insurance premiums	$1,115	$1,060	$1,057
Value of shares issued under dividend reinvestment plan	$127	$114	$95
Value of common shares exchanged for OP units	$206	$125	$174
Change in fair value of available-for-sale securities	$118	$82	$85
Change in fair value of cash flow hedge	$2,022	$929	$(46)
Acquisition of real estate in exchange for OP units	$—	$8,738	$1,333
Reallocation of ownership percentage between parent and subsidiary	$13	$11	$—
Debt issued with acquisitions of real estate	$80,000	$—	$—

Whitestone REIT and Subsidiaries
Consolidating Balance Sheet
As of December 31, 2017
(in thousands, except share and per unit data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
ASSETS
Real estate assets, at cost
Property	$1,054,308	$95,146	$—	$1,149,454
Accumulated depreciation	(95,054)	(35,980)	—	(131,034)
Total real estate assets	959,254	59,166	—	1,018,420
Cash and cash equivalents	5,005	2,812	—	7,817
Restricted cash	205	—	—	205
Marketable securities	32	—	—	32
Escrows and acquisition deposits	7,916	2,188	—	10,104
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,081	3,624	(2,201)	23,504
Unamortized lease commissions and loan costs	7,157	1,265	—	8,422
Prepaid expenses and other assets	17,691	65	(14,528)	3,228
Total assets	$1,019,341	$69,120	$(16,729)	$1,071,732

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$610,228	$64,313	$(15,473)	$659,068
Accounts payable and accrued expenses	33,697	4,499	(2,201)	35,995
Tenants' security deposits	5,694	1,191	—	6,885
Dividends and distributions payable	11,466	—	—	11,466
Total liabilities	661,085	70,003	(17,674)	713,414
Commitments and contingencies:	—	—	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	—	—	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,221,773 and 29,468,563 issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	38	—	—	38
Additional paid-in capital	521,166	(797)	945	521,314
Accumulated deficit	(176,684)	—	—	(176,684)
Accumulated other comprehensive loss	2,936	—	—	2,936
Total Whitestone REIT shareholders' equity	347,456	(797)	945	347,604
Redeemable operating partnership units	10,800	—	—	10,800
Noncontrolling interests in Consolidated Partnership	—	(86)	—	(86)
Noncontrolling interest in subsidiary	10,800	(86)	—	10,714
Total equity	358,256	(883)	945	358,318
Total liabilities and equity	$1,019,341	$69,120	$(16,729)	$1,071,732

Whitestone REIT and Subsidiaries
Consolidating Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except share data)

	Whitestone	Pillarstone
	REIT	OP	Eliminations	Consolidated
Property revenues
Rental revenues	$80,883	$13,685	$—	$94,568
Other revenues	28,874	2,517	—	31,391
Intercompany management fees	997	—	(997)	—
Total property revenues	110,754	16,202	(997)	125,959

Property expenses
Property operation and maintenance	20,181	4,032	—	24,213
Real estate taxes	15,225	2,672	—	17,897
Intercompany management fees	—	997	(997)	—
Total property expenses	35,406	7,701	(997)	42,110

Other expenses (income)
General and administrative	23,714	235	—	23,949
Depreciation and amortization	23,300	3,940	—	27,240
Interest expense	21,473	2,706	(528)	23,651
Interest, dividend and other investment income	(938)	—	528	(410)
Total other expense	67,549	6,881	—	74,430

Income before loss on sale or disposal of assets and income taxes	7,799	1,620	—	9,419

Provision for income taxes	(298)	(88)	—	(386)
Gain on sale of properties	16	—	—	16
Loss on sale or disposal of assets	(152)	(31)	—	(183)

Net income	7,365	1,501	—	8,866

Redeemable operating partnership units	254	—	—	254
Non-controlling interests in Consolidated Partnership	—	278	—	278
Less: Net income attributable to noncontrolling interests	254	278	—	532

Net income attributable to Whitestone REIT	$7,111	$1,223	$—	$8,334

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
FFO AND FFO CORE	2017	2016	2017	2016	2015
Net income attributable to Whitestone REIT	$1,921	$532	$8,334	$7,931	$6,749
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	7,035	5,984	26,290	22,179	19,646
(Gain) loss on sale or disposal of assets and properties	47	(361)	161	(3,261)	185
Net income attributable to redeemable operating partnership units	54	20	254	182	116
FFO	9,057	6,175	35,039	27,031	26,696
Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,881	3,361	10,426	10,247	7,339
Acquisition costs	227	1,111	1,625	2,101	1,719
FFO Core	$12,165	$10,647	$47,090	$39,379	$35,754

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,057	$6,175	$35,039	$27,031	$26,696
Distributions paid on unvested restricted common shares	(112)	(122)	(456)	(620)	(528)
FFO excluding amounts attributable to unvested restricted common shares	$8,945	$6,053	$34,583	$26,411	$26,168
FFO Core excluding amounts attributable to unvested restricted common shares	$12,053	$10,525	$46,634	$38,759	$35,226
Denominator:
Weighted average number of total common shares - basic	38,460	28,834	35,428	27,618	24,631
Weighted average number of total noncontrolling OP units - basic	1,084	1,103	1,088	642	430
Weighted average number of total common shares and noncontrolling OP units - basic	39,544	29,937	36,516	28,260	25,061

Effect of dilutive securities:
Unvested restricted shares	893	652	827	765	1,052
Weighted average number of total common shares and noncontrolling OP units - diluted	40,437	30,589	37,343	29,025	26,113

FFO per common share and OP unit - basic	$0.23	$0.20	$0.95	$0.93	$1.04
FFO per common share and OP unit - diluted	$0.22	$0.20	$0.93	$0.91	$1.00

FFO Core per common share and OP unit - basic	$0.30	$0.35	$1.28	$1.37	$1.41
FFO Core per common share and OP unit - diluted	$0.30	$0.34	$1.25	$1.34	$1.35

(1)	Includes pro-rata share attributable to Pillarstone OP.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016	2015
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,921	$532	$8,334	$7,931	$6,749
General and administrative expenses	6,351	7,455	23,949	23,922	20,312
Depreciation and amortization	7,304	6,095	27,240	22,457	19,761
Interest expense	6,493	5,018	23,651	19,239	14,910
Interest, dividend and other investment income	(29)	(90)	(410)	(429)	(313)
Provision for income taxes	90	42	386	289	372
Gain on sale of properties	—	(467)	(16)	(3,357)	—
Loss on disposal of assets	48	106	183	96	185
Income from discontinued operations	—	—	—	—	(11)
Net income attributable to noncontrolling interests	104	35	532	197	116
NOI	$22,282	$18,726	$83,849	$70,345	$62,081

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,921	$532	$8,334	$7,931	$6,749
Depreciation and amortization	7,304	6,095	27,240	22,457	19,761
Interest expense	6,493	5,018	23,651	19,239	14,910
Provision for income taxes	90	42	386	289	372
Gain on sale of properties	—	(467)	(16)	(3,357)	—
Loss on disposal of assets	48	106	183	96	185
Net income attributable to noncontrolling interests	104	35	532	197	116
EBITDA (1)	$15,960	$11,361	$60,310	$46,852	$42,093

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2017	2017	2017	2017
Net income attributable to Whitestone REIT	$1,921	$2,993	$1,983	$1,440
Depreciation and amortization	7,304	7,247	6,681	6,008
Interest expense	6,493	6,376	5,629	5,153
Provision for income taxes	90	126	89	81
Gain on sale of properties	—	—	(16)	—
Loss on disposal of assets	48	40	72	23
Net income attributable to noncontrolling interests	104	147	161	117
EBITDA (1)	$15,960	$16,929	$14,599	$12,822

(1)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended
	December 31,		Increase	% Increase
	2017	2016	(Decrease)	(Decrease)
Same Store (49 properties, exclusive of land held for development)
Property revenues
Rental revenues	$18,499	$17,811	$688	4%
Other revenues	6,439	6,529	(90)	(1)%
Total property revenues	24,938	24,340	598	2%

Property expenses
Property operation and maintenance	5,180	4,109	1,071	26%
Real estate taxes	3,110	3,596	(486)	(14)%
Total property expenses	8,290	7,705	585	8%

Total Same Store net operating income	16,648	16,635	13	0%

Non-Same Store (4 Properties, exclusive of land held for development)
Property revenues
Rental revenues	3,599	70	3,529	5,041%
Other revenues	1,428	41	1,387	3,383%
Total property revenues	5,027	111	4,916	4,429%

Property expenses
Property operation and maintenance	613	36	577	1,603%
Real estate taxes	774	29	745	2,569%
Total property expenses	1,387	65	1,322	2,034%

Total Non-Same Store net operating income	3,640	46	3,594	7,813%

Consolidated Partnership properties (14 Properties)
Property revenues
Rental revenues	3,273	3,272	1	0%
Other revenues	593	642	(49)	(8)%
Total property revenues	3,866	3,914	(48)	(1)%

Property expenses
Property operation and maintenance	1,447	1,183	264	22%
Real estate taxes	425	686	(261)	(38)%
Total property expenses	1,872	1,869	3	0%

Total Consolidated Partnership properties net operating income	1,994	2,045	(51)	(2)%

Total property net operating income	22,282	18,726	3,556	19%

Less total other expenses, provision for income taxes, gain on sale of properties and gain (loss) on disposal of assets	20,257	18,159	2,098	12%

Net income	$2,025	$567	$1,458	257%

	Year Ended December 31,		Increase	% Increase
	2017	2016	(Decrease)	(Decrease)
Same Store (49 properties excluding development land)
Property revenues
Rental revenues	$67,706	$65,340	$2,366	4%
Other revenues	23,456	21,538	1,918	9%
Total property revenues	91,162	86,878	4,284	5%

Property expenses
Property operation and maintenance	16,926	15,205	1,721	11%
Real estate taxes	12,883	11,873	1,010	9%
Total property expenses	29,809	27,078	2,731	10%

Total same store net operating income	61,353	59,800	1,553	3%

Non-Same Store (4 properties excluding development land)
Property revenues
Rental revenues	13,960	1,796	12,164	677%
Other revenues	5,396	503	4,893	973%
Total property revenues	19,356	2,299	17,057	742%

Property expenses
Property operation and maintenance	2,704	417	2,287	548%
Real estate taxes	2,422	190	2,232	1,175%
Total property expenses	5,126	607	4,519	744%

Total Non-Same Store net operating income	14,230	1,692	12,538	741%

Consolidated Partnership (14 properties)
Property revenues
Rental revenues	12,902	12,932	(30)	0%
Other revenues	2,539	2,328	211	9%
Total property revenues	15,441	15,260	181	1%

Property expenses
Property operation and maintenance	4,583	4,087	496	12%
Real estate taxes	2,592	2,320	272	12%
Total property expenses	7,175	6,407	768	12%

Total Consolidated Partnership net operating income	8,266	8,853	(587)	(7)%

Total property net operating income	83,849	70,345	13,504	19%

Less total other expenses, provision for income taxes and loss on disposal of assets	74,983	62,217	12,766	21%

Net income	$8,866	$8,128	$738	9%

(1)
We define “Same Stores” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended December 31, 2017 to the three months ended December 31, 2016, Same Stores include properties owned before October 1, 2016. For purposes of comparing the year ended December 31, 2017 to the year ended December 31, 2016, Same Stores include properties owned before January 1, 2016.

(2)
We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended December 31, 2017 to the three months ended December 31, 2016, Non-Same Stores include properties acquired between October 1, 2016 and December 31, 2017 and properties sold between October 1, 2016 and December 31, 2017, but not included in discontinued operations. For purposes of comparing the year December 31, 2017 to the year ended December 31, 2016, Non-Same Stores include properties acquired between January 1, 2016 and December 31, 2017 and properties sold between January 1, 2016 and December 31, 2017.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Other Financial Information:(1)

Tenant improvements (2)	$788	$934	$3,122	$2,814
Leasing commissions (2)	$668	$89	$2,464	$1,891
Maintenance capital	$915	$682	$3,426	$2,627
Scheduled debt principal payments	$621	$572	$2,337	$2,175
Straight line rent income	$729	$521	$2,875	$1,758
Market rent amortization income from acquired leases	$422	$75	$1,002	$404
Non-cash share-based compensation expense	$3,067	$3,361	$10,426	$10,247
Non-real estate depreciation and amortization	$77	$57	$218	$225
Amortization of loan fees	$326	$310	$1,265	$1,253
Acquisition costs	$227	$1,111	$1,625	$2,101
Undepreciated value of unencumbered properties	$760,185	$688,751	$760,185	$688,751
Number of unencumbered properties	53	50	53	50
Full time employees	103	106	103	106

(1)	Includes pro-rata share attributable to Pillarstone OP.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of December 31, 2017
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	97.3%	39,222
Operating partnership units outstanding	2.7%	1,084
Total	100.0%	40,306

Market price of common shares as of
December 31, 2017		$14.41

Total equity capitalization		580,809	47%

Debt Capitalization:
Outstanding debt		$660,929
Less: Cash and cash equivalents		(7,817)
Total debt capitalization		653,112	53%

Total Market Capitalization as of
December 31, 2017		$1,233,921	100%

SELECTED RATIOS:
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2017	2017	2017	2017
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$15,960	$16,929	$14,599	$12,822

Interest expense	6,493	6,376	5,629	5,153
Less: amortization of loan fees	(330)	(329)	(314)	(310)
Interest expense, excluding amortization of loan fees	6,163	6,047	5,315	4,843

Ratio of EBITDA to interest expense	2.6	2.8	2.7	2.6

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt	$660,929	$664,624	$665,524	$556,819
Less: Cash	(7,817)	(6,338)	(9,267)	(6,503)
Outstanding debt after cash	$653,112	$658,286	$656,257	$550,316

Undepreciated real estate assets	$1,149,454	$1,144,558	$1,140,299	$924,280

Ratio of debt to real estate assets	57%	58%	58%	60%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2017	2017	2017	2017
Debt/EBITDA Ratio
Outstanding debt	$660,929	$664,624	$665,524	$556,819
Less: Cash	(7,817)	(6,338)	(9,267)	(6,503)
Outstanding debt after cash	653,112	658,286	656,257	550,316

EBITDA	$15,960	$16,929	$14,599	$12,822
Share based compensation	2,881	2,704	2,390	2,451
Acquisition costs	227	264	716	418
EBITDA, adjusted	19,068	19,897	17,705	15,691

Impact of partial quarter acquisitions and dispositions	—	—	1,954	—

Pro forma quarterly EBITDA, adjusted	19,068	19,897	19,659	15,691

Pro forma annualized EBITDA, adjusted (1)	76,272	79,588	78,636	62,764

Ratio of debt to pro forma EBITDA, adjusted	8.56	8.27	8.35	8.77

(1)	Pro forma annualized EBITDA, adjusted represents pro forma quarterly EBITDA, adjusted multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2017	December 31, 2016
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$9,740	$9,980
$50.0 million, 1.75% plus 1.35% to 1.90% Note, due October 30, 2020 (2)	50,000	50,000
$50.0 million, 1.50% plus 1.35% to 1.90% Note, due January 29, 2021 (3)	50,000	50,000
$100.0 million, 1.73% plus 1.65% to 2.25% Note, due October 30, 2022 (4)	100,000	100,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	—
$37.0 million 3.76% Note, due December 1, 2020 (5)	33,148	34,166
$6.5 million 3.80% Note, due January 1, 2019	5,842	6,019
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	19,360	19,708
$14.0 million 4.34% Note, due September 11, 2024	13,944	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023 (5)	16,058	16,298
$15.1 million 4.99% Note, due January 6, 2024	14,865	15,060
$9.2 million, Prime Rate less 2.00% Note, due December 29, 2017 (6)	—	7,869
$2.6 million 5.46% Note, due October 1, 2023	2,472	2,512
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due October 30, 2019 (7)	232,200	186,600
Total notes payable principal	660,929	545,512
Less deferred financing costs, net of accumulated amortization	(1,861)	(1,492)
	$659,068	$544,020

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)
Promissory note includes an interest rate swap that fixed the LIBOR portion of our five-year $50 million term loan under our unsecured credit facility at 0.84% through February 3, 2017 and 1.75% beginning February 3, 2017 through October 30, 2020.

(3)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our six-year $50 million term loan under our unsecured credit facility at 1.50%.

(4)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $100 million term loan under our unsecured credit facility at 1.73%,

(5)	Promissory notes were assumed by Pillarstone OP in December 2016.

(6)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

(7)	Unsecured line of credit includes certain Pillarstone Properties.

SCHEDULE OF DEBT MATURITIES AS OF DECEMBER 31, 2017
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2018	$2,648	$9,560	$12,208	1.8%
2019	2,392	237,857	240,249	36.4%
2020	2,876	79,951	82,827	12.5%
2021	1,918	50,000	51,918	7.9%
2022	2,007	100,000	102,007	15.4%
Thereafter	2,437	169,283	171,720	26.0%
Total	$14,278	$646,651	$660,929	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	December 31,	December 31,	September 30,	June 30,	March 31,
Community Centered Properties®	2017	2017	2017	2017	2017
Whitestone	4,897,822	91%	90%	90%	89%
Pillarstone	1,531,737	81%	80%	78%	80%
Development, New Acquisitions (1)	125,393	79%	77%	73%	63%
Total	6,554,952	88%	87%	87%	86%

(1)
Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name(1)	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues(2)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (3)	Austin, Houston and Phoenix	$2,447	2.9%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2020, 2020, 2021, 2022, 2024 and 2034
Whole Foods Market	Houston	2,042	2.5%	9/3/2014	2035
Frost Bank	Houston	1,845	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,164	1.4%	10/1/2015	2026
Bashas' Inc. (4)	Phoenix	936	1.1%	10/9/2004 and 4/1/2009	2024 and 2029
Walgreens & Co. (5)	Houston and Phoenix	927	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Verizon Wireless (6)	Houston and Phoenix	870	1.0%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2018, 2018, 2019, 2022 and 2024
Dollar Tree (7)	Houston and Phoenix	729	0.9%	3/1/1998, 8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, 4/4/2011 and 5/21/2013	2020, 2020, 2021, 2021, 2022, 2023 and 2027
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2027
Wells Fargo & Company (8)	Phoenix	681	0.8%	10/24/1996 and 4/16/1999	2018 and 2022
University of Phoenix	San Antonio	541	0.7%	10/18/2010	2018
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Ross Dress for Less, Inc. (9)	Houston, Phoenix and San Antonio	472	0.6%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
Ruth's Chris Steak House Inc.	Phoenix	466	0.6%	1/1/1991	2020
Paul's Ace Hardware	Phoenix	460	0.6%	3/1/2008	2023
		$14,753	17.8%

(1)	Excludes Pillarstone OP owned properties.

(2)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2017 for each applicable tenant multiplied by 12.

(3)
As of December 31, 2017, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $997,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in November 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2020, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(4)
As of December 31, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $232,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents approximately 0.8% of our total annualized base rental revenue.

(5)
As of December 31, 2017, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.4% of our total annualized rental revenue.

(6)
As of December 31, 2017, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2018, was $21,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2018, was $126,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2019, was $36,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $681,000, which represents approximately 0.8% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $6,000, which represents less than 0.1% of our total annualized base rental revenue.

(7)
As of December 31, 2017, we had seven leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on March 1, 1998, and is scheduled to expire in December 2022, was $59,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2021, was $145,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 4, 2011, and is scheduled to expire in 2021, was $77,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(8)
As of December 31, 2017, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $550,000, which represents approximately 0.7% of our total annualized base rental revenue.

(9)
As of December 31, 2017, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $187,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - ALL PROPERTIES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
RENEWALS
Number of Leases	56	54	220	254
Total Square Feet (1)	140,146	123,113	572,586	634,105
Average Square Feet	2,503	2,280	2,603	2,496
Total Lease Value	$6,725,000	$8,071,000	$31,935,000	$34,152,000
NEW LEASES
Number of Leases	38	44	146	180
Total Square Feet (1)	123,939	134,282	418,722	487,226
Average Square Feet	3,262	3,052	2,868	2,707
Total Lease Value	$8,042,000	$11,904,000	$39,276,000	$42,886,000
TOTAL LEASES
Number of Leases	94	98	366	434
Total Square Feet (1)	264,085	257,395	991,308	1,121,331
Average Square Feet	2,809	2,626	2,708	2,584
Total Lease Value	$14,767,000	$19,975,000	$71,211,000	$77,038,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
RENEWALS
Number of Leases	37	33	153	168
Total Square Feet (1)	93,521	86,421	377,051	391,897
Average Square Feet	2,528	2,619	2,464	2,333
Total Lease Value	$5,903,000	$7,150,000	$27,036,000	$28,000,000
NEW LEASES
Number of Leases	16	30	97	115
Total Square Feet (1)	50,746	89,545	261,107	284,498
Average Square Feet	3,172	2,985	2,692	2,474
Total Lease Value	$5,066,000	$10,108,000	$31,890,000	$32,607,000
TOTAL LEASES
Number of Leases	53	63	250	283
Total Square Feet (1)	144,267	175,966	638,158	676,395
Average Square Feet	2,722	2,793	2,553	2,390
Total Lease Value	$10,969,000	$17,258,000	$58,926,000	$60,607,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2017	41	$5,888,396	94,707	3.4	$260,575	$2.75	$17.76	$18.46	$(66,019)	(3.8)%	$69,983	4.2%
3rd Quarter 2017	49	12,691,808	168,487	4.0	393,084	2.33	17.30	17.04	44,042	1.5%	270,777	9.5%
2nd Quarter 2017	42	4,971,774	81,314	3.0	165,662	2.04	15.79	16.23	(35,297)	(2.7)%	54,709	4.4%
1st Quarter 2017	49	8,995,340	112,649	3.9	302,258	2.68	20.20	19.89	34,228	1.6%	158,984	7.4%
Total - 12 months	181	$32,547,318	457,157	3.7	$1,121,579	$2.45	$17.84	$17.89	$(23,046)	(0.3)%	$554,453	7.0%

Comparable New Leases:
4th Quarter 2017	6	$571,405	7,812	4.1	$102,064	$13.07	$18.01	$16.56	$11,375	8.8%	$11,509	9.4%
3rd Quarter 2017	13	4,198,032	60,574	3.8	222,992	3.68	15.68	17.24	(94,183)	(9.0)%	82,008	8.0%
2nd Quarter 2017	3	499,832	4,499	5.9	35,798	7.96	18.99	19.17	(794)	(0.9)%	4,736	5.8%
1st Quarter 2017	9	1,533,894	18,653	4.5	95,726	5.13	18.38	18.33	969	0.3%	10,339	3.1%
Total - 12 months	31	$6,803,163	91,538	4.1	$456,580	$4.99	$16.59	$17.50	$(82,633)	(5.2)%	$108,592	7.0%

Comparable Renewal Leases:
4th Quarter 2017	35	$5,316,991	86,895	3.3	$158,511	$1.82	$17.74	$18.63	$(77,394)	(4.8)%	$58,474	3.8%
3rd Quarter 2017	36	8,493,776	107,913	4.0	170,092	1.58	18.20	16.92	$138,225	7.6%	188,769	10.4%
2nd Quarter 2017	39	4,471,942	76,815	2.9	129,864	1.69	15.60	$16.05	(34,503)	(2.8)%	49,973	4.3%
1st Quarter 2017	40	7,461,446	93,996	3.8	206,532	2.20	20.56	20.21	33,259	1.7%	148,645	8.2%
Total - 12 months	150	$25,744,155	365,619	3.6	$664,999	$1.82	$18.15	$17.99	$59,587	0.9%	$445,861	7.0%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY - WHITESTONE REIT ONLY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2017	53	$10,969,822	144,267	5.4	$1,154,433	$8.00	16.36
3rd Quarter 2017	67	16,337,364	201,742	4.1	566,574	2.81	18.21
2nd Quarter 2017	65	18,119,486	155,408	5.4	1,019,122	6.56	17.62
1st Quarter 2017	65	14,708,609	144,168	4.4	802,674	5.57	21.76
Total - 12 months	250	$60,135,281	645,585	4.8	$3,542,803	$5.49	$18.45

New
4th Quarter 2017	16	$5,066,334	50,746	8.9	$864,662	$17.04	$13.18
3rd Quarter 2017	31	7,843,588	93,829	4.1	396,482	4.23	18.23
2nd Quarter 2017	26	13,647,544	78,593	8.0	889,258	11.31	19.58
1st Quarter 2017	24	6,414,383	43,766	5.6	514,144	11.75	24.03
Total - 12 months	97	$32,971,849	266,934	6.4	$2,664,546	$9.98	$18.62

Renewal
4th Quarter 2017	37	$5,903,488	93,521	3.5	$289,771	$3.10	18.09
3rd Quarter 2017	36	8,493,776	107,913	4.0	170,092	1.58	18.20
2nd Quarter 2017	39	4,471,942	76,815	2.9	129,864	1.69	15.60
1st Quarter 2017	41	8,294,226	100,402	3.8	288,530	2.87	20.78
Total - 12 months	153	$27,163,432	378,651	3.6	$878,257	$2.32	$18.33

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)	Estimated amount per signed lease. Actual cost of construction may vary.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - ALL PROPERTIES(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	490	1,144,870	17.5%	$17,419	18.0%	$15.21
2019	281	760,124	11.6%	13,637	14.1%	17.94
2020	262	983,868	15.0%	15,022	15.5%	15.27
2021	205	631,290	9.6%	10,945	11.3%	17.34
2022	192	736,363	11.2%	11,987	12.4%	16.28
2023	72	308,493	4.7%	4,421	4.6%	14.33
2024	51	416,292	6.4%	7,468	7.7%	17.94
2025	35	148,490	2.3%	3,093	3.2%	20.83
2026	21	164,033	2.5%	3,199	3.3%	19.50
2027	31	201,148	3.1%	3,970	4.1%	19.74
Total	1,640	5,494,971	83.9%	$91,161	94.2%	$16.59

(1)	Lease expirations table reflects rents in place as of December 31, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS - WHITESTONE REIT ONLY(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2017
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2018	342	648,593	12.9%	$11,891	14.3%	$18.33
2019	225	593,864	11.8%	11,784	14.2%	19.84
2020	206	755,968	15.0%	12,855	15.5%	17.00
2021	171	493,195	9.8%	9,327	11.2%	18.91
2022	165	647,275	12.9%	10,859	13.1%	16.78
2023	63	252,015	5.0%	3,737	4.5%	14.83
2024	48	395,156	7.9%	7,076	8.5%	17.91
2025	32	128,083	2.5%	3,093	3.7%	24.15
2026	21	164,033	3.3%	3,199	3.8%	19.50
2027	28	184,117	3.7%	3,592	4.3%	19.51
Total	1,301	4,262,299	84.8%	$77,413	93.1%	$18.16

(1)	Lease expirations table reflects rents in place as of December 31, 2017, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2017 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2018 FINANCIAL GUIDANCE (all amounts in thousands, except shares, per share numbers and percentages)

		Projected Range
	Actual	Full Year 2018
	2017	Low	High
Net income attributable to Whitestone REIT per common share and OP unit - diluted	$0.22	$0.27	$0.32
FFO per common share and OP unit - diluted	$0.93	$0.96	$1.01
FFO Core per common share and OP unit - diluted	$1.25	$1.19	$1.24

Operating Assumptions
Same Store NOI growth - wholly owned properties	2.6%	2.5%	3.7%
Same Store NOI growth - Consolidated Partnership	(6.6)%	(2.0)%	2.0%
Same Store NOI growth - all properties	1.4%	2.0%	3.5%

Ending occupancy - wholly owned properties	90.2%	90.5%	91.5%
Ending occupancy - Consolidated Partnership	80.5%	80.5%	81.5%
Ending occupancy - all properties	88.0%	88.2%	89.2%

General and administrative expense (excluding acq cost) as a % of total property revenue	17.7%	16.3%	15.5%

Net debt to adjusted EBITDA - Year End	8.56X	8.40X	8.20X
Average interest rate on all debt	3.8%	4.1%	4.1%
Weighted average shares and OP units	37,343	41,672	41,672

The following table outlines the key factors impacting 2018 FFO and FFO Core ranges, and accounts for the difference from the Company's 2017 reported FFO and FFO Core:

	FFO		FFO Core
	Low	High	Low	High
Actual - 2017	$0.93	$0.93	$1.25	$1.25

2017 Transactional activity (acquisition costs)	0.02	0.02	—	—
Same Store NOI Growth	0.03	0.06	0.03	0.06
Interest rate increase	(0.03)	(0.03)	(0.03)	(0.03)
Non-cash share based compensation	0.07	0.07	—	—
Cash compensation	(0.06)	(0.04)	(0.06)	(0.04)

Guidance - 2018	$0.96	$1.01	$1.19	$1.24

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

RECONCILIATION OF NON-GAAP MEASURES - 2018 FINANCIAL GUIDANCE (per diluted common share and OP unit)
		Projected Range
	Actual	Full Year 2018
Guidance:	2017	Low	High
Net income attributable to Whitestone REIT	$0.22	$0.27	$0.32

Adjustments to reconcile net income to FFO(1):
Depreciation expense, amortization, gain on disposal of assets	0.70	0.68	0.68
(Gain) loss on sale or disposal of assets or properties	—	—	—
Net income attributable to redeemable operating partnership	0.01	0.01	0.01
FFO	$0.93	$0.96	$1.01

Adjustments to reconcile FFO to FFO Core:
Acquisition pursuit and transaction costs	0.04	0.02	0.02
Share based compensation expense	0.28	0.21	0.21
FFO Core	$1.25	$1.19	$1.24

(1)	Includes pro-rata share attributable to Pillarstone OP.

Note: Estimates involve numerous assumptions such as rental income, interest rates, tenant default, occupancy rates, expenses, the consolidation of the Company's non-wholly owned portfolio of non-retail assets and numerous other factors, and excludes potential future acquisitions and dispositions, acquisition and disposition transaction income and expenses and professional service fees. Not all of the factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents managements estimate of results based upon these assumptions as of the date of this press release.

Whitestone REIT and Subsidiaries Property Details As of December 31, 2017

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 12/31/2017	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	91%	$887	$13.42	$12.99
Anthem Marketplace	Phoenix	2000	113,293	95%	1,770	16.45	16.06
Bellnott Square	Houston	1982	73,930	36%	318	11.95	11.91
Bissonnet Beltway	Houston	1978	29,205	81%	312	13.19	13.10
BLVD Place	Houston	2014	216,944	100%	8,448	38.94	41.74
The Citadel	Phoenix	2013	28,547	91%	469	18.05	17.13
City View Village	San Antonio	2005	17,870	93%	457	27.50	29.42
Davenport Village	Austin	1999	128,934	93%	3,059	25.51	25.67
Desert Canyon	Phoenix	2000	62,533	87%	766	14.08	13.90
Eldorado Plaza	Dallas	2004	221,577	96%	3,076	14.46	15.89
Fountain Hills	Phoenix	2009	111,289	87%	1,686	17.41	17.50
Fountain Square	Phoenix	1986	118,209	91%	1,854	17.24	16.75
Fulton Ranch Towne Center	Phoenix	2005	120,575	83%	1,654	16.53	18.29
Gilbert Tuscany Village	Phoenix	2009	49,415	95%	842	17.94	19.00
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	—%	—	—	—
Heritage Trace Plaza	Dallas	2006	70,431	98%	1,517	21.98	22.64
Headquarters Village	Dallas	2009	89,134	93%	2,374	28.64	30.06
Keller Place	Dallas	2001	93,541	94%	910	10.35	10.71
Kempwood Plaza	Houston	1974	93,161	82%	909	11.90	11.79
La Mirada	Phoenix	1997	147,209	80%	2,412	20.48	21.59
Lion Square	Houston	2014	117,592	96%	1,433	12.69	12.74
The Marketplace at Central	Phoenix	2012	111,130	99%	978	8.89	8.63
Market Street at DC Ranch	Phoenix	2003	242,459	92%	4,425	19.84	19.76
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	84%	1,369	13.73	16.56
Paradise Plaza	Phoenix	1983	125,898	94%	1,511	12.77	13.22
Parkside Village North	Austin	2005	27,045	100%	797	29.47	29.84
Parkside Village South	Austin	2012	90,101	100%	2,307	25.60	26.65
Pima Norte	Phoenix	2007	35,110	66%	400	17.26	18.08
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,366	20.92	21.58
Pinnacle Phase II	Phoenix	2017	27,063	91%	673	27.33	28.99
The Promenade at Fulton Ranch	Phoenix	2007	98,792	64%	1,110	17.56	17.81
Providence	Houston	1980	90,327	96%	820	9.46	9.62
Quinlan Crossing	Austin	2012	109,892	88%	2,068	21.38	22.44
Shaver	Houston	1978	21,926	100%	307	14.00	14.05
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	1,620	20.57	20.59
Shops at Starwood	Dallas	2006	55,385	87%	1,351	28.04	30.18
The Shops at Williams Trace	Houston	1985	132,991	96%	1,898	14.87	15.11
South Richey	Houston	1980	69,928	95%	693	10.43	10.42
Spoerlein Commons	Chicago	1987	41,455	77%	687	21.52	21.12
The Strand at Huebner Oaks	San Antonio	2000	73,920	96%	1,536	21.65	21.93
SugarPark Plaza	Houston	1974	95,032	100%	1,151	12.11	11.83
Sunridge	Houston	1979	49,359	83%	458	11.18	11.96
Sunset at Pinnacle Peak	Phoenix	2000	41,530	89%	636	17.21	16.53
Terravita Marketplace	Phoenix	1997	102,733	95%	1,412	14.47	14.36
Torrey Square	Houston	1983	105,766	83%	749	8.53	8.79
Town Park	Houston	1978	43,526	100%	913	20.98	20.65
Village Square at Dana Park	Phoenix	2009	323,026	91%	6,153	20.93	20.89
Westchase	Houston	1978	50,332	84%	624	14.76	14.10
Williams Trace Plaza	Houston	1983	129,222	92%	1,763	14.83	14.85
Windsor Park	San Antonio	2012	196,458	97%	2,123	11.14	10.69
Woodlake Plaza	Houston	1974	106,169	88%	1,562	16.72	16.56
Total/Weighted Average - Whitestone Properties			4,897,822	91%	79,613	17.86	18.31
Whitestone Development Properties:
Seville	Phoenix	1990	90,042	82%	$2,442	$33.07	$34.05
Shops at Starwood Phase III	Dallas	2016	35,351	71%	751	29.92	38.33
Total/Weighted Average - Development Properties (4)			125,393	79%	3,193	32.23	35.09

Total/Weighted Average - Whitestone Properties			5,023,215	90%	82,806	18.32	18.82

Pillarstone Properties:
9101 LBJ Freeway	Dallas	1985	125,874	75%	$1,401	$14.84	$14.02
Corporate Park Northwest	Houston	1981	174,359	79%	1,805	13.10	13.12
Corporate Park West	Houston	1999	175,665	78%	1,540	11.24	11.27
Corporate Park Woodland	Houston	2000	99,937	97%	1,003	10.35	10.76
Corporate Park Woodland II	Houston	2000	16,220	88%	167	11.70	15.55
Dairy Ashford	Houston	1981	42,902	37%	110	6.93	7.56
Holly Hall Industrial Park	Houston	1980	90,000	91%	642	7.84	7.34
Holly Knight	Houston	1984	20,015	100%	375	18.74	18.94
Interstate 10 Warehouse	Houston	1980	151,000	86%	579	4.46	4.60
Main Park	Houston	1982	113,410	79%	540	6.03	6.69
Plaza Park	Houston	1982	105,530	64%	580	8.59	8.28
Uptown Tower	Dallas	1982	253,981	81%	4,150	20.17	20.12
Westbelt Plaza	Houston	1978	65,619	67%	492	11.19	10.78
Westgate Service Center	Houston	1984	97,225	99%	720	7.48	7.46
Total/Weighted Average - Pillarstone Properties			1,531,737	81%	14,104	11.37	11.39

Land Held for Development:
Anthem Marketplace	Phoenix	N/A	—	—	$—	$—	$—
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			6,554,952	88%	$96,910	$16.80	$17.20

(1)
Calculated as the tenant's actual December 31, 2017 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2017. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2017 equaled approximately $190,000 for the month ended December 31, 2017.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of December 31, 2017. Excludes vacant space as of December 31, 2017.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2017, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of December 31, 2017.

(4)
Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)	As of December 31, 2017, these parcels of land were held for development and, therefore, had no gross leasable area.

Creating Communities in Our Properties™
www.whitestonereit.com

AUSTIN Davenport Village • Quinlan Crossing • Parkside Village North • Parkside Village South • DALLAS Eldorado • Heritage Trace Plaza • Shops at Starwood • Headquarters Village • Keller Place • HOUSTON BLVD Place • Williams Trace Plaza • The Shops at Williams Trace • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge Center • Town Park Plaza • Providence Plaza • Sugar Park Plaza • Kempwood Plaza • Bellnott Square • Torrey Square • Lion Square • Woodlake Plaza • PHOENIX Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • La Mirada Center • Scottsdale Seville • SAN ANTONIO City View Village • The Strand at Huebner Oaks • Windsor Park Centre • CHICAGO Spoerlein Commons •

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348
Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181
Dallas Division Office: 4144 North Central Expressway, Suite 610, Dallas, TX 75204 | Phone 214.824.7888
Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507
San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037